Exhibit 99.1

2004-21

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON DIVISION AWARDED CONTRACT FOR SUBSEA EQUIPMENT IN GULF OF MEXICO

HOUSTON (December 21, 2004) — The Cameron division of Cooper Cameron Corporation (NYSE: CAM) has been awarded a contract worth in excess of $110 million to provide equipment for ChevronTexaco’s Tahiti project in the Gulf of Mexico. This major contract is part of the long-lead equipment committals required in advance of full project sanction.

Cameron’s role includes providing subsea systems engineering and project management for the 15,000-psi Tahiti subsea system, including eight subsea Christmas trees, production controls systems, manifolds and flowline connection systems. Initial equipment delivery and installation is slated to begin in the fourth quarter of 2005.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com